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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported):   JANUARY 22, 1997



                                 JP REALTY, INC.
             (Exact Name of Registrant as Specified in Its Charter)



         MARYLAND                      1-12560                   87-0515088
(State or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)                File No.)              Identification No.)




35 CENTURY PARK-WAY, SALT LAKE CITY, UTAH                      84115
(Address of Principal Executive Office)                     (Zip Code)



Registrant's Telephone Number, Including Area Code: (801) 486-3911




                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


                               Page 1 of 37 Pages
                             Exhibit Index on Page 4
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ITEM 5.  OTHER EVENTS

      JP Realty, Inc. (the "Company") has completed an underwritten offering (the "Offering") of 1,500,000 shares of Common Stock (the "Common Stock") at a price to the public of $27.125 per share, which was the closing price of the Company's Common Stock on the New York Stock Exchange on January 22, 1997, the date the offering was priced. This Offering was made pursuant to a Prospectus Supplement, dated January 22, 1997, to the Prospectus, dated July 13, 1995, included as part of the Company's Registration Statement on Form S-3 (Commission File No. 33-93752). The Underwriting Agreement also grants the underwriter an option to purchase up to 225,000 shares of the Company's Common Stock at $27.125 per share, solely to cover over-allotments.

      The net proceeds of the Offering are estimated to be approximately $38.6 million (approximately $44.4 million if the over-allotment option is exercised). The Company intends to use the net proceeds of the Offering to repay borrowings under its $50.0 million Line of Credit.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (a)  Financial Statements - None

   (b)  Pro Forma Financial Information - None

   (c)  Exhibit

        1.1 Underwriting Agreement, dated January 22, 1997, between the Company and the Underwriter.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      JP REALTY, INC.



                                      By: /s/G. Rex Frazier
                                          -------------------------------------
                                          G. Rex Frazier
                                          President and Chief Operating Officer

Date: January 28, 1997


                                       S-1
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                                  EXHIBIT INDEX

EXHIBIT                                                       SEQUENTIAL PAGE
-------                                                       ---------------
    1.1   Underwriting Agreement                                     5


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